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                                                                Exhibit (11)(b)

                               CONSENT OF COUNSEL

        We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 40 to the Registration Statement (No. 2-79285) on Form N-1A under the Securities Act of 1933, as amended, of The Arch Fund. This consent does not constitute a consent under
Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                /s/ Drinker Biddle & Reath LLP
                                --------------------------------------
                                Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
June 16, 1997